UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2010

SOUTHERN CALIFORNIA EDISON COMPANY

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-2313	95-1240335
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2244 Walnut Grove Avenue

(P.O. Box 800)

Rosemead, California 91770

(Address of principal executive offices, including zip code)

626-302-1212

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 5, 2010, Southern California Edison Company (“SCE”) entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, N.A., as Syndication Agent, and Barclays Bank PLC, Morgan Stanley Senior Funding, Inc., SunTrust Bank, UBS Loan Finance LLC, US Bank, National Association, BNP Paribas, Royal Bank of Canada, and The Bank of Nova Scotia, as Co-Documentation Agents, and the lenders thereto.

The Credit Agreement provides for a $500 million revolving credit facility and replaces a 364-day revolving credit facility in the same amount. The Credit Agreement terminates on March 5, 2013 and contains standard covenants and representations and warranties. SCE expects to use the liquidity provided by the facility to support power procurement activities and for general corporate purposes.

Many of the investment banking firms that are a party to the Credit Agreement or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for SCE and certain of its subsidiaries and affiliates, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.

The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement, filed as Exhibit 10 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

See the Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA EDISON COMPANY (Registrant)

/s/ Chris C. Dominski CHRIS C. DOMINSKI Vice President and Controller

Date: March 5, 2010

EXHIBIT INDEX

Exhibit No.	Description

10	Credit Agreement dated as of March 5, 2010 among Southern California Edison Company and the Parties named therein.